Exhibit 10.1

FORM OF AGREEMENT FOR PURCHASE AND SALE OF MONITORING ACCOUNTS

THIS AGREEMENT is made on the ___ day of ____________, ____ by and between [INSERT BUYER NAME AND ADDRESS], hereinafter referred to as “BUYER” and [INSERT SELLER NAME AND ADDRESS] collectively referred to as the “SELLER”.

WITNESSETH:

The BUYER and the SELLER, by affixing to this Agreement their signature agree as follows:

Section 1. Property. The BUYER shall pay to SELLER the Purchase Price of approximately [AMOUNT] subject to due diligence, holdback, prepaid deductions and to the terms of this agreement and as provided in Schedule A (List of Accounts) and the SELLER shall convey interest whatsoever in these accounts. They shall become the sole property of the BUYER as of the date of closing.

Section 2. Conveyance. Upon tender by BUYER of payments and execution of documents required at the closing, the SELLER shall convey the Property to BUYER as outlined in Schedule A by Connecticut Bill of Sale.

Section 3. Closing.

A.
The Bill of Sale shall be delivered and the Purchase Price paid at the office of the Buyer, on the [INSERT DATE] or at such earlier time at the BUYER’S sole discretion upon and subject to the satisfaction and/or waiver of all conditions contained in the Agreement. If the closing is to occur under (1) above, then it shall occur on the seventh business after all the conditions in this Agreement are satisfied and/or waived and BUYER so notifies SELLER.

Section 4. Representation by SELLER. The SELLER represents and warrants:

A.	The only continuing contract to be assumed by the BUYER are:

1.	PERS contracts.

The SELLER warrants that any and all other contracts regarding the Property of the BUYER are void or voidable at will by BUYER.

B.
That the records and financial disclosures made to the BUYER represent the true and actual financial condition of said Property. However, this representation shall not be construed as a warranty for future financial conditions of said Property.

C.	That the SELLER has complied with and is not in violation of any applicable Federal, State or local law, ordinance of regulation regarding the Property.

D.	That he has good title to all Property to be conveyed to BUYER and will at closing issue to BUYER a Bill of Sale for same showing that said Property are free and clear of any lien or encumbrance.

Section 5. Restrictive Covenant. Principals of SELLER warrants that they shall not buy, own, manage or participate in any Security Alarms Business or any other business that solicits any customer listed on Schedule A. conveyed to BUYER for a period of ten Years (10). In the event SELLER shall default hereunder BUYER shall be entitled to injunctive relief and damages in the amount of $1,500.00 per customer. In addition, SELLER shall pay all costs, including reasonable attorney’s fees in any action to enforce the provisions of the paragraph.

Sections 6. Adjustments. Deducted from the purchase shall be a ten percent hold back of purchase price and deduction for accounts that have paid beyond the closing date and a credit for account that have a balance due as of the closing date and are less than sixty days past due.

Section 7. Condition of the Business.

A.	The property shall be accepted in and subject to B. below, and SELLER shall continue the customer accounts included in Property until closing hereof.

B.
SELLER shall not enter into any agreement that affect the Property without first obtaining the written consent and approval of the entire lease from BUYER. SELLER shall present any such lease to BUYER as soon as practicable and BUYER shall act to approve or disapprove within seven (7) business days after the date of receipt. If BUYER fails to act within said period, then he shall be deemed to have approved of said lease.

Section 8. Brokerage. No brokerage fee applies.

Section 9. Merger. This Agreement, together with the Schedules attached hereto, constitute the complete agreement of the parties hereto for this transaction superseding all prior and contemporaneous oral or written discussions, understandings or agreements of any nature whatsoever.

Section 10. Notices. All notices to be given under the Section of this Agreement shall be given in writing, which shall be mailed Certified, Return Receipt Requested, postage prepaid or hand delivered to:

Buyer:

Seller:

Section 11. Default.

A.
If the BUYER fails to perform the martial terms of this Agreement, the SELLER may, by notice to BUYER, retain all amounts received on account as partial liquidated damages and may (1) demand and receive from BUYER actual damages suffered as a result of BUYER’S failure and (2) sue for specific damages suffered as a result of BUYER’S failure for all costs and attorney’s fees incurred by SELLER in pursuance of any action to recover damages or performance.

B.
If SELLER fails to close as required under this Agreement, then BUYER may (1) demand and receive from SELLER actual damages suffered as a result of SELLER’S failure and (2) sue for specific damages suffered as a result of SELLER’S failure for all costs and attorney’s fees incurred by BUYER in pursuance of any action to recover damages or performance.

C.
In the event there is a genuine dispute with regard to which party has failed to perform, Escrow Agent shall hold funds pending direction of a court of competent jurisdiction of agreement in writing between the parties.

Section 12. Assignment. Except as set forth below, neither party shall have the right to assign its rights and obligations hereunder without the written consent of the other, but it shall be binding upon the heirs, executors, administrator and successors of the parties. BUYER hereby reserves the right to assign all rights and liability herein contained to a corporation which is substantially owned and controlled by the principals of BUYER but same shall not relieved of liability herein.

Section 13. Survival. All representation and warranties herein set forth shall survive the closing thereof and the parties shall be bound hereby.

Section 14. The SELLER shall provide the buyer with all necessary download pass codes to reprogram the Accounts to the BUYER’S received at the Central Station. The seller shall also remove their “programming call back number” to allow the BUYER access to reprogram the Accounts to the BUYER’S Central Station. The SELLER shall also assist the BUYER if required in transferring the Central Station telephone receiver numbers to the BUYER.

Section 15. Good Faith Deposit. The good faith deposit of [INSERT AMOUNT] will be paid once we have secured the excel file of the customer information and the purchase agreement is executed.

Section 16. Purchase Price Computation.  The purchase price shall be determined by multiplying the eligible monitoring (less cell rate) and warranty RMR (recurring revenue) by a multiple of 10X, Less deduction for any (pre-paids) recurring revenue receipted by the BUYER that pays the customer beyond the closing date.

IN WITNESS WHEREOF, THE BUYER AND SELLER have hereunto set their hands and seals as of date first above written.

BUYER:

By: _______________________________

Print Name: _______________________

Title: ______________ _______________

Date: _____________________________

SELLER:

By: _______________________________

Print Name: ________________________

Title: ______________________________

Date: _____________________________

Attachments:

Schedule A                     List of Accounts and Customers
Schedule B                      Purchase Calculations